Exhibit 1.01

L.B. FOSTER COMPANY

Conflict Minerals Report

For the reporting period from January 1, 2016 to December 31, 2016

1	Introduction

This Conflict Minerals Report (the “Report”) of L.B. Foster Company (the “Company” or “we”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2016 to December 31, 2016.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (collectively “3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively the “Covered Countries”).

As further described in this Report, the Company has determined that certain of its operations manufacture or contract to manufacture products that may contain 3TGs that are necessary to the functionality or production of such products.

L.B. Foster Company’s policy relating to 3TGs (the “Conflict Minerals Policy”) can be viewed on the Company’s website at http://www.lbfoster.com/corporate/conflict_minerals.asp.

1.1	Company Overview

L.B. Foster Company is a leading manufacturer and distributor of products and services for transportation and energy infrastructure. The Company’s Rail Products and Services (“Rail”) segment provides a full line of new and used rail, trackwork, and accessories to railroads, mines, and other customers in the rail industry. The Rail segment also designs and produces insulated rail joints, power rail, track fasteners, concrete railroad ties, coverboards, and special accessories for mass transit and other rail systems. In addition, the Rail segment engineers, manufactures, and assembles friction management products and railway wayside data collection and management systems. The Company’s Construction Products (“Construction”) segment sells and rents steel sheet piling, H-bearing pile, and other piling products for foundation and earth retention requirements. The Construction segment also sells bridge decking, bridge railing, structural steel fabrications, expansion joints, bridge forms, and other products for highway construction and repair. Also, as part of the Construction segment, concrete products businesses produce precast concrete buildings and a variety of specialty precast concrete products. The Company’s Tubular and Energy Services segment provides pipe coatings for natural gas pipelines and utilities, upstream test and inspection services, and precision measurement systems for the oil and gas market, and produces threaded pipe products for the oil and gas markets as well as industrial water well and irrigation markets.

1.2	Product Overview

This Report relates to the Company’s products (i) for which 3TGs are necessary to the functionality or production of that product; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2016.

L.B. Foster Company does not directly purchase 3TGs, but it purchases components that it uses in the products it manufactures. The Company identified certain products it sells as possibly containing 3TGs that are necessary to the functionality or production of the products. These products include, but are not limited to, power rail, coverboards, mass transit and rail system accessories, certain friction management products, railway wayside data collection and management systems, expansion joints, precast concrete buildings, and precision measurement systems.

2	Reasonable Country of Origin Inquiry (“RCOI”)

The Company conducted a good faith RCOI regarding the 3TG in materials, components, and finished goods supplied to the Company, including the following steps (collectively, the “Program”):

Utilizing version 4.10 or higher of the Conflict-Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (“CMRT”), the Company engaged its 934 potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products.

The Company retained a third party vendor (“Vendor”) to conduct supplier surveying via its platform that enables users to complete and track supplier communications. It also allows suppliers to upload completed CMRTs directly to the platform for assessment and management. Non-responsive suppliers were contacted a minimum of three times by the Vendor and then were also managed by the Vendor supply chain team in 1:1 communications, including offering assistance and further information to suppliers about the requirements of the Rule and the Program.

The Program continues to include automated data validation on all submitted CMRTs via the Vendor’s software. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted with regard to invalid forms and were encouraged to resubmit a valid form. As of May 5, 2017, 37 invalid supplier submissions were not yet corrected.

Of the suppliers who responded that they provide 3TG to the Company, many did not include the name of any verified Smelters or Refiners (together, “SOR” or “Smelters”). Based on the responses received from the Company’s RCOI, which included thousands of alleged SOR names, a list was compiled of 314 verified, unique SORs, including information regarding associated countries of origin (the “Unique Smelter List”). The Company performed due diligence on the SORs which appeared on the Unique Smelter List that were known or reasonably believed to have sourced from the Covered Countries or that had unknown sourcing.

Based on the responses to our RCOI, the Company is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the Covered Countries. Accordingly, the Company undertook the following measures to assess the due diligence practices of the SORs listed on its unique smelter list that were known or reasonably believed to have been sourced from the Covered Countries or that had unknown sourcing:

3	Due Diligence

3.1	Design of Due Diligence

L.B. Foster Company designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organisation of Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on tin, tantalum, and tungsten and on gold (collectively, the “OECD Guidance”). The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We have developed our due diligence process to address each of these five steps.

3.1.1 Establish Strong Company Management Systems

Conflict Minerals Policy

As described above, we maintain a Conflict Minerals Policy, which is posted on our website at http://www.lbfoster.com/corporate/conflict_minerals.asp.

Internal Team and Training

The Company has established a management team responsible for the oversight of its conflict mineral assessment. The management team is overseen by the Chief Accounting Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance, and legal. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We, in cooperation with our Vendor, have developed internal training programs to educate persons within the Company who may potentially have contact with suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors.

Our controls include our Legal and Ethical Conduct Policy, which outlines expected behaviors for all our employees.

Supplier Engagement

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the OECD requirement to strengthen engagement with suppliers, we have, in cooperation with our Vendor, provided education to suppliers on the conflict minerals regulations as well as the expectations of the law. As an improvement to this year’s program, we utilized our Vendor’s Learning Management System to provide all in-scope suppliers access to their Conflict Minerals Training Course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

In addition, we have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage supplier interactions with our Vendor as well for them to understand the need to complete the surveys. Feedback from this process has allowed us to enhance the training, to focus and adapt it to each user’s needs, and refine and clarify our supplier communications to ensure that our expectations are clear.

Grievance Mechanism

We have longstanding grievance mechanisms whereby employees and suppliers can report violations of the Company’s policies, including our Conflict Minerals Policy.

Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation be retained for a period of at least five years.

3.1.2 Identify and Assess Risk in Our Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify all vendors upstream from our direct suppliers.

We have identified 934 direct suppliers related to our in-scope products. We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are Securities and Exchange Commission (“SEC”) registrants and subject to the Rule or are suppliers to other SEC registrants who are subject to the Rule.

Risks are identified automatically in the reporting system based on criteria established for supplier responses. The primary risk we identified with respect to the reporting period ended December 31, 2016 related to the nature of the responses received. Many of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to the Company. Additionally, many suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as “conflict-free” by third party sources such as the Conflict-Free Sourcing Initiative (“CFSI”) pose a significant risk. Where a smelter is not identified as “conflict-free” by such sources, we rate the risk as high, medium, or low. This rating is based on various factors, including whether the SOR has been identified as a valid SOR and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), whether there is known or plausible evidence of unethical or conflict sourcing, and the smelter’s geographic location, including proximity to the Covered Countries.

Based on these criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV—CID002587
•	Kaloti Precious Metals—CID002563
•	Phoenix Metals—CID002507
•	Universal Precious Metals Refining Zambia—CID002854
•	Fidelity Printers and Refiners—CID002515
•	Sudan Gold Refinery—CID002567

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our Vendor, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these high-risk smelters from their supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Existence of a policy in place that includes “conflict-free” sourcing;

•	Implementation of due diligence measures for “conflict-free” sourcing;

•	Verification of due diligence information received from suppliers; and

•	Whether the verification process includes corrective action management.

Based on how each supplier’s program meets these criteria, its program strength is identified as either strong or weak.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through our Vendor, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.

In accordance with our Conflict Minerals Policy, we engage suppliers that we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. If we are not satisfied with the results, we may then take steps to terminate a contract and find replacement suppliers.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting the methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made a reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict-Free” lists of sourced metals.

3.1.3 Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, the Company has an approved risk management plan through which the conflict minerals program is implemented, managed, and monitored. Updates to this risk assessment are provided regularly to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided both video, recorded training and documented instructions through our Vendor and responded to questions of suppliers requiring further clarification. We then provided each supplier a copy of the EICC-GeSI reporting CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with suppliers where we needed clarification. As described in our Conflict Minerals Policy, we intend to engage any of our suppliers that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. We do not seek to embargo responsible sourcing of 3TGs from the DRC region or condone a general embargo on sourcing from the region.

3.1.4 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chains

The Company does not have a direct relationship with conflict minerals smelters or refiners and thus, the Company does not perform direct audits of these entities in its supply chain. The Company relies on the efforts of the industry associations that administer independent third-party smelter and refinery audit programs and encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

3.1.5 Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at http://phx.corporate-ir.net/phoenix.zhtml?c=73803&p=irol-sec.

4	Due Diligence Results

For the 2016 Reporting Year, the Company received CMRTs from the majority of its 934 suppliers surveyed. Most supplier responses received provided information at a company-wide level. We reviewed the responses against criteria we developed to determine which responses might require further engagement with our suppliers. Such criteria included untimely or incomplete responses as well as inconsistencies with the data reported. We have sent and continue to send additional requests to seek clarifications from suppliers to validate such data and obtain more complete and accurate responses.

Efforts to Determine Mine or Location of Origin

Due to our position in the supply chain, it is difficult for us to identify suppliers upstream from our direct suppliers and it is increasingly difficult to track 3TGs down to the mine or smelter level. Through continual follow-up, the Company requests additional status reports from direct suppliers. We work to validate the data obtained from suppliers by utilizing claims made by referenced refiners or smelters on their websites. For our position in the supply chain, we have determined to use this risk based approach to determine the origin of 3TGs in purchased products/materials.

Country of Origin

Based on the nature of information we received from our suppliers, we are unable to determine the country of origin of 3TG’s in our products.

Smelters or Refiners

For all responses that indicated a smelter, our Vendor compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “conflict-free,” our Vendor confirmed that the name was listed by CFSI as a certified smelter. As of May 5, 2017, we have determined that 314 smelters or refiners are listed as certified smelters/refiners by CFSI and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Schedule A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Schedule A any smelters or refiners that we have not been able to validate.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 250 smelters that are certified “conflict-free.” In addition, 12 smelters are active in the Conflict-Free Smelter Program and are or have committed to undergoing an audit.

From the responses that we received, we identified six smelters that potentially posed a risk. These concerns stem from the location of the facilities and claims that fall outside of the scope of the conflict minerals law. For suppliers that identified these smelters of concern on their CMRT, we created an escalation plan. These suppliers were contacted by our Vendor and the Company to evaluate whether these smelters could be connected to the Company’s products. The suppliers were asked to complete a product-level CMRT, rather than a company-level CMRT, to better identify the connection to products that they supply to the Company. Other suppliers were evaluated internally to determine if they were in fact still active suppliers. If not, they were taken out of scope.

5	Steps Taken to Mitigate Risk

In 2017, we have taken, or plan to take, the following steps to mitigate the risk that our necessary 3TGs benefit armed groups:

•	Continue to deploy our supply chain policy in accordance with OECD recommendations;

•	Enhance management processes to ensure risks related to the acquisition of components containing 3TGs are adequately managed;

•	Structure internal systems to support supply chain due diligence, including through the assignment of responsibility to senior staff to oversee the process and ensure availability of resources and implementation of “up the chain” communication processes;

•	Further augment our reasonable country of origin and due diligence process with our vendors;

•	Increase our supplier response rate while increasing the validation of Smelter information by substituting suppliers that do not use 3TGs from suppliers that use 3TGs from the Covered Countries; and

•	Raise the awareness of suppliers to their use of “conflict-free” minerals and alert them to a potential request for an audit to prove that they are “conflict-free.”

Cautionary Statement on Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. These forward-looking statements are subject to various risks, uncertainties and other factors, including, among other matters, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to identify and mitigate risks in its supply chain, whether smelters and refiners and other market participants responsibly source conflict minerals, and political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. The Company’s forward-looking statements in this Report are based on management’s current views, beliefs and assumptions regarding future events. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Schedule A

The following lists the smelters/refiners identified by our suppliers as sources for their products that are certified by the “Conflict-Free Smelter Program.”

The information that we received from much of our direct suppliers was at their company-wide level. Thus, the smelters or refiners identified by our direct suppliers contained in the tables below may include smelters or refiners that processed minerals that our direct suppliers supplied to their other customers, but not to us. We are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the 3TGs necessary to the functionality or production of our products during 2016. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed below were the country of origin of minerals in our products during 2016, and therefore we are unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the information that we received from our direct suppliers may yield inaccurate or incomplete information. For example, the information we received from our direct suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program and, thus, are not responsible for the quality of these audits or the audit findings.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?

Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Unknown

Gold	Advanced Chemical Company	UNITED STATES	CID000015	Yes

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Yes

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Yes

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Yes

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Yes

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Yes

Gold	Asahi Pretec Corp.	JAPAN	CID000082	Yes

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Yes

Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Yes

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Unknown

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Yes

Gold	AURA-II	UNITED STATES	CID002851	Unknown

Gold	Aurubis AG	GERMANY	CID000113	Yes

Gold	Bangalore Refinery	INDIA	CID002863	Unknown

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Yes

Gold	Boliden AB	SWEDEN	CID000157	Yes

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Yes

Gold	Caridad	MEXICO	CID000180	Unknown

Gold	CCR Refinery—Glencore Canada Corporation	CANADA	CID000185	Yes

Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Unknown

Gold	Chimet S.p.A.	ITALY	CID000233	Yes

Gold	Chugai Mining	JAPAN	CID000264	Unknown

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Yes

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Yes

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Unknown

Gold	DODUCO GmbH	GERMANY	CID000362	Yes

Gold	Dowa	JAPAN	CID000401	Yes

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Yes

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Yes

Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Yes

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Yes

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Unknown

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Unknown

Gold	Geib Refining Corporation	UNITED STATES	CID002459	Unknown

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Unknown

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Unknown

Gold	Gujarat Gold Centre	INDIA	CID002852	Unknown

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Unknown

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Unknown

Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Yes

Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Unknown

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Unknown

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Yes

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Yes

Gold	Istanbul Gold Refinery	TURKEY	CID000814	Yes

Gold	Japan Mint	JAPAN	CID000823	Yes

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Yes
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Unknown
Gold	Materion	UNITED STATES	CID001113	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Yes

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Yes

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Yes

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Unknown

Gold	Morris and Watson	NEW ZEALAND	CID002282	Unknown

Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Unknown

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Yes

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Yes

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Unknown

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Yes

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Yes

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Yes

Gold	PAMP S.A.	SWITZERLAND	CID001352	Yes

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Unknown

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Yes

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Yes

Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Yes

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Yes

Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Unknown

Gold	Republic Metals Corporation	UNITED STATES	CID002510	Yes

Gold	Royal Canadian Mint	CANADA	CID001534	Yes

Gold	SAAMP	FRANCE	CID002761	Unknown

Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Unknown

Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Unknown

Gold	Sai Refinery	INDIA	CID002853	Unknown

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Yes

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Unknown

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Yes

Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Yes

Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Yes

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Unknown

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Yes

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Yes

Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Unknown

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Yes

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Yes

Gold	Sudan Gold Refinery	SUDAN	CID002567	Unknown

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Yes

Gold	T.C.A S.p.A	ITALY	CID002580	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Yes

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Yes

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Unknown

Gold	Tony Goetz NV	BELGIUM	CID002587	Unknown

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Unknown

Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Yes

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Yes

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Yes

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Yes

Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Yes

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Unknown

Gold	Valcambi S.A.	SWITZERLAND	CID002003	Yes

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Yes

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Yes

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Yes

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Yes

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Unknown

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Yes

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Yes

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Yes

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Yes

Tantalum	Duoluoshan	CHINA	CID000410	Yes

Tantalum	Exotech Inc.	UNITED STATES	CID000456	Yes

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Yes

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Yes

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Yes

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Yes

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Yes

Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Yes

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Yes

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Yes

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Yes

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Yes

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Yes

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Yes

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Yes

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Yes

Tantalum	KEMET Blue Metals	MEXICO	CID002539	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Yes

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Yes

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Yes

Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Yes

Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Yes

Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Yes

Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Yes

Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Yes

Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Yes

Tantalum	QuantumClean	UNITED STATES	CID001508	Yes

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Yes

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Yes

Tantalum	Taki Chemicals	JAPAN	CID001869	Yes

Tantalum	Telex Metals	UNITED STATES	CID001891	Yes

Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Yes

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Yes

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Yes

Tin	Alpha	UNITED STATES	CID000292	Yes

Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Unknown

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Unknown

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Yes

Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Yes

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Unknown

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Yes

Tin	CV Ayi Jaya	INDONESIA	CID002570	Yes

Tin	CV Dua Sekawan	INDONESIA	CID002592	Yes

Tin	CV Gita Pesona	INDONESIA	CID000306	Yes

Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Yes

Tin	CV Tiga Sekawan	INDONESIA	CID002593	Yes

Tin	CV United Smelting	INDONESIA	CID000315	Yes

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Yes

Tin	Dowa	JAPAN	CID000402	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Unknown

Tin	Elmet S.L.U.	SPAIN	CID002774	Yes

Tin	EM Vinto	BOLIVIA	CID000438	Yes

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Unknown

Tin	Fenix Metals	POLAND	CID000468	Yes

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Yes

Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Yes

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Unknown

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Yes

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Unknown

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Unknown

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Yes

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Yes

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Unknown

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Yes

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Yes

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Yes

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Yes

Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Yes

Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Yes

Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Yes

Tin	Minsur	PERU	CID001182	Yes

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Yes

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Unknown

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Unknown

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Unknown

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Yes

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Yes

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Yes

Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Unknown

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Yes

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Yes

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Yes

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Yes

Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Yes

Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Yes

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Yes

Tin	PT Bukit Timah	INDONESIA	CID001428	Yes

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Yes

Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Yes

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Yes

Tin	PT Inti Stania Prima	INDONESIA	CID002530	Yes

Tin	PT Justindo	INDONESIA	CID000307	Yes

Tin	PT Karimun Mining	INDONESIA	CID001448	Yes

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Yes

Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Yes

Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Yes

Tin	PT O.M. Indonesia	INDONESIA	CID002757	Yes

Tin	PT Panca Mega Persada	INDONESIA	CID001457	Yes

Tin	PT Prima Timah Utama	INDONESIA	CID001458	Yes

Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Yes

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Yes

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Yes

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Yes

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Yes

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Yes

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Yes

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Yes

Tin	PT Tommy Utama	INDONESIA	CID001493	Yes

Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Yes

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Yes

Tin	Rui Da Hung	TAIWAN	CID001539	Yes

Tin	Soft Metais Ltda.	BRAZIL	CID001758	Yes

Tin	Thaisarco	THAILAND	CID001898	Yes

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Unknown

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Unknown

Tin	Yunnan Tin Company Limited	CHINA	CID002180	Yes

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Yes

Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Unknown

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Yes

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Yes

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Unknown

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Yes

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Yes

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Yes

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Yes

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Unknown

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Yes

Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Yes

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Yes

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Yes

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Yes

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Yes

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Yes

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Unknown

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Yes

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Unknown

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Yes

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Yes

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Yes

Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Yes

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Yes

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Yes

Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Yes

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Yes

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Yes

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Yes

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Yes

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Yes

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Yes

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Yes

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Yes

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Yes

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Yes